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                                                                      Exhibit 23
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                         Consent of Independent Auditors
                         -------------------------------



The Plan Committee
Employee Stock Purchase Plan
     for Bargaining Unit Employees of
     TCI of Northern New Jersey, Inc.:


We consent to incorporation by reference in the registration statement (No. 33-64831) on Form S-8 of the Employee Stock Purchase Plan for Bargaining Unit Employees of TCI of Northern New Jersey, Inc. of our report dated March 18, 1996, relating to the statement of net assets available for participant benefits of the Employee Stock Purchase Plan for Bargaining Unit Employees of TCI of Northern New Jersey, Inc. as of December 31, 1995, and the related statement of changes in net assets available for participant benefits for the period from Inception (October 1, 1995) to December 31, 1995, and all related schedules, which report appears in the December 31, 1995 Annual Report on Form 11-K of the Employee Stock Purchase Plan for Bargaining Unit Employees of TCI of Northern New Jersey, Inc.



                                                  /s/ KPMG Peat Marwick LLP
                                                  -----------------------------
                                                  KPMG Peat Marwick LLP



Denver, Colorado
April 15, 1996